EXHIBIT 10.49
SABRE CORPORATION
2016 OMNIBUS INCENTIVE COMPENSATION PLAN
GLOBAL FORM OF RESTRICTED STOCK UNIT GRANT AGREEMENT
THIS AGREEMENT, including any special terms and conditions in the appendix attached hereto (the “Agreement”), made as of this ___________between Sabre Corporation (the “Company”) and __________ (the “Participant”).
WHEREAS, the Company has adopted the Sabre Corporation 2016 Omnibus Incentive Compensation Plan (the “Plan”) to promote the interests of the Company and its stockholders by providing the employees and non-employee directors of the Company, who are largely responsible for the management, growth, and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company;
WHEREAS, Section 7 of the Plan provides for the Grant to Participants of Other Stock-Based Awards, including restricted stock units (“RSUs”).
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.
Grant of RSUs. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant ________ RSUs. Each RSU granted hereunder represents the right to receive one share of the Company’s Common Stock on the Settlement Date (as defined herein), upon the terms and subject to the conditions (including the vesting conditions) set forth in this Agreement and the Plan.

2.	Grant Date. The grant date of the RSUs is __________ (the “Grant Date”).

3.	Vesting of RSUs. For time-based vesting

(a)
The RSUs shall vest [__________________________________________________] (each, a “Vesting Date”); provided that the Participant remains continuously employed by the Company through the applicable Vesting Date.

(b)
In the event the Participant’s Employment terminates prior to the applicable Vesting Date for any RSUs for any reason other than as set forth below in respect of a Qualifying Termination following a Change in Control, such unvested RSUs will be immediately forfeited as of such termination of Employment.

(c)
Notwithstanding the foregoing, in the event the Participant has a Qualifying Termination during the one-year period following a Change in Control, all unvested RSUs will immediately vest on the date of such Qualifying Termination.

For performance vesting

(a)	The number of Eligible RSUs will range from [_____________________________]. The number of Eligible RSUs shall be fixed as of [_________________________________].

(b)
The Eligible RSUs shall vest in full as follows: The Eligible RSUs shall vest in four approximately equal installments on March 15 in each of calendar years [___, ___, ___ and ___] (each, a “Vesting Date”); provided that the Participant remains continuously employed by the Company through the applicable Vesting Date.

(c)
In the event the Participant’s Employment terminates prior to the applicable Vesting Date for any RSUs for any reason other than as set forth below in respect of a Qualifying Termination following a Change in Control, such unvested RSUs will be immediately forfeited as of such termination of Employment.

(d)
Notwithstanding the foregoing, in the event the Participant has a Qualifying Termination during the one-year period following a Change in Control, all unvested RSUs will immediately vest on the date of such Qualifying Termination.

4.
Settlement. Settlement of any RSUs granted hereunder will be made in the form of shares of Common Stock no later than the fifteenth day of the third month following the last day of the year in which the applicable Vesting Date or, in the event of a Qualifying Termination, the Qualifying Termination, occurs (each such date, a “Settlement Date”). For purposes of clarification, if the Participant’s Employment terminates after the applicable Vesting Date of any RSUs but prior to the Settlement Date of such RSUs (including as a result of a Qualifying Termination following a Change in Control), such RSUs will remain vested and be subject to settlement by the Company.

5.
Rights as a Shareholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by or relating to the RSUs until the date of issuance to the Participant of a certificate or other evidence of ownership representing such shares of Common Stock in settlement thereof. For purposes of clarification, the Participant shall not have any voting or dividend rights with respect to the shares of Common Stock underlying the RSUs prior to the applicable Settlement Date.

6.
Transferability. Subject to any exceptions set forth in the Plan, until such time as the RSUs are settled in accordance with Section 4, the RSUs or the rights represented thereby may not be sold, pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of the Participant to any party (other than the Company), or assigned or transferred by such Participant, but immediately upon such purported sale, assignment, transfer, pledge, hypothecation or other disposal of the RSUs will be forfeited by the Participant and all of the Participant’s rights to such RSUs shall immediately terminate without any payment or consideration from the Company.

7.
Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall govern. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

8.
Taxes. The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax‑related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends and/or dividend equivalent; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (a) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or (b) withholding from proceeds of the sale of shares of Common Stock acquired upon vesting/settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); or (c) withholding in shares of Common Stock to be issued upon settlement of the RSUs, provided, however that if the Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(c) herein and, if the Committee does not exercise its discretion prior to the Tax-Related Items withholding event, then the Participant shall be entitled to elect the method of withholding from the alternatives above.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Participant is deemed to have been issued the full number of shares of Common Stock subject to the vested RSUs, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items.
Finally, the Participant agrees to pay to the Company or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Common Stock or the proceeds of the sale of shares of Common Stock if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

9.
Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action. No provision of this Agreement shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

10.
Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

11.
No Special Employment Rights; No Right to Award. Nothing contained in the Plan or any Award shall confer upon the Participant any right with respect to the continuation of his Employment by or service to the Company or the Employer or interfere in any way with the right of the Company or the Employer at any time to terminate such

Employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the RSUs. The rights or opportunity granted to the Participant on the making of an Award shall not give the Participant any rights or additional rights to compensation or damages in consequence of either: (i) the Participant giving or receiving notice of termination of his or her office or Employment; (ii) the loss or termination of his or her office or Employment with the Company or its Subsidiaries for any reason whatsoever; or (iii) whether or not the termination (and/or giving of notice) is ultimately held to be wrongful or unfair.

12.
Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company and its other Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Participant understands that Data will be transferred to Morgan Stanley Smith Barney or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her local human resources representative. The Participant authorizes the Company, Morgan Stanley Smith Barney and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her Employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant RSUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

13.
Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

14.
Clawback Policy. Notwithstanding anything in the Plan to the contrary, the Company or any of its Subsidiaries or Affiliates will be entitled (i) to recoup compensation of whatever kind paid to a Participant under the Plan by the Company or any of its Subsidiaries or Affiliates at any time to the extent permitted or required by applicable law, Company policy and/or the requirements of an exchange on which the Company’s shares of Common Stock are listed for trading, in each case, as in effect from time to time, and (ii) to cancel all or any portion of this RSUs (whether vested or unvested) and/or require repayment of any sums (including, in the case of shares of Common Stock, the value of such shares) or amounts which were received by the Participant in respect of the RSUs in the event the Company believes in good faith that the Participant has breached any existing protective covenants, including but not limited to confidentiality, non-solicitation, non-interference, or non-competition agreements with the Company or any of its Subsidiaries or Affiliates, and by accepting the RSUs pursuant to the Plan and this Agreement, Participant authorizes such clawback and agrees to comply with any Company request or demand for such recoupment.

15.
Policy Against Insider Trading. By accepting this grant of RSUs, the Participant acknowledges that the Participant is bound by all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time. The Participant further acknowledges that, depending on the Participant’s country, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to acquire or sell shares of Common Stock or rights to shares of Common Stock (e.g., RSUs) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy as may be in effect from time to time. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions, and the Participant should speak to his or her personal advisor on this matter.

16.
Foreign Asset/Account, Exchange Control and Tax Reporting. The Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Common Stock or cash (including dividends and the proceeds arising from the sale of shares of Common Stock) derived from his or her participation in the Plan, to and/or from a brokerage/bank account or legal entity located outside the Participant’s country. The applicable laws of the Participant’s country may require that he or she report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. The Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal advisor on this matter.

17.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

18.	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

19.
Venue. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award and this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Texas and agree that such litigation shall be conducted only in the courts of Tarrant County, Texas, or the federal courts for the Northern District of Texas, and no other courts where the grant of this Award is made and/or to be performed.

20.	Nature of Grant. In accepting the RSUs, the Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(c)all decisions with respect to future RSU or other grants, if any, will be at the sole discretion of the Company;

(d)the Participant is voluntarily participating in the Plan;
(e)the RSUs and any shares of Common Stock acquired under the Plan, and the income and value of the same, are not intended to replace any pension rights or compensation;
(f)the RSUs and any shares of Common Stock acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(g)the future value of the shares of Common Stock underlying the RSU is unknown, indeterminable, and cannot be predicted with certainty;
(h)no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the termination of the Participant’s Employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and in consideration of the grant of the RSUs, the Participant agrees not to institute any such claim against the Company, the Employer, or any of the other Subsidiaries or Affiliates of the Company;
(i)for purposes of the RSUs, the Participant’s Employment or service relationship will be considered terminated as of the date the Participant is no longer actively providing services to the Company, the Employer, or any of the Subsidiaries or Affiliates of the Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of his or her RSU grant (including whether the Participant may still be considered to be providing services while on a leave of absence);
(j)unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company;

(k)unless otherwise agreed with the Company, the RSUs and any shares of Common Stock acquired under the Plan and the income and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary or Affiliate;
(l)the following provisions apply only if the Participant is providing services outside the United States:
(1)the RSUs and the shares of Common Stock subject to the RSUs, and the income and value of same, are not part of normal or expected compensation or salary for any purpose; and
(2)neither the Company, the Employer nor any Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any shares of Common Stock acquired upon settlement.

21.
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying shares of Common Stock. The Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

22.
Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares of Common Stock issuable upon vesting/settlement of the RSUs prior to the completion of any registration or qualification of the shares of Common Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the shares of Common Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Common Stock. Further, the Participant agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of shares of Common Stock.

23.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

24.
Language. If the Participant has received this Agreement, or any other document related to the RSUs and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

25.
Appendix. Notwithstanding any provisions in this Agreement, the RSU grant shall be subject to any special terms and conditions set forth in any appendix to this Agreement for the Participant’s country (the “Appendix”). Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

26.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any shares of Common Stock acquired upon vesting/settlement of the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

27.
Participant Acknowledgment. By the Participant’s electronic acceptance of this Agreement, the Participant hereby acknowledges receipt of a copy of the Plan and agrees that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement. The Participant further acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan and this Agreement shall be final and conclusive. The Participant acknowledges that there may be adverse tax consequences upon vesting/settlement of the RSUs or disposition of the underlying shares of Common Stock and that the Participant should consult a tax advisor prior to such vesting or disposition. Finally, the Participant acknowledges that the Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement and fully understands all provisions of the Plan and this Agreement.

APPENDIX TO
SABRE CORPORATION
2016 OMNIBUS INCENTIVE COMPENSATION PLAN
GLOBAL FORM OF RESTRICTED STOCK UNIT GRANT AGREEMENT

Terms and Conditions
This Appendix includes special terms and conditions that govern the RSUs granted to the Participant if the Participant resides in the countries listed herein. These terms and conditions are in addition to, or, if so indicated, in place of, the terms and conditions set forth in the Agreement.
If the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfers employment and/or residency after the Grant Date, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Participant.
Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement (of which this Appendix is a part) and the Plan.
ARGENTINA
Nature of Grant. This provision supplements Section 20 of the Agreement:
In accepting the grant of the RSUs, the Participant acknowledges and agrees that the grant of the RSUs is made by the Company (not the Employer) in its sole discretion and that the value of any RSUs or shares of Common Stock acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including the calculation of (i) any labor benefits including, but not limited to, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, or (ii) any termination or severance indemnities.
If, notwithstanding the foregoing, any benefits under the Plan are considered for purposes of calculating any termination or severance indemnities, the Participant acknowledges and agrees that such benefits shall not accrue more frequently than on an annual basis.
Securities Law Information. Neither the RSUs nor the underlying shares of Common Stock are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.

AUSTRALIA
Australian Offer Document. The grant of the RSUs is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order 14/1000. Additional details are set forth in the Offer Document distributed along with this Agreement.
AUSTRIA
There are no country-specific provisions.
BOLIVIA
There are no country-specific provisions.
BRAZIL
Compliance with the Law. By accepting the RSUs, the Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items.
Nature of Grant. This provision supplements Section 20 of the Agreement:
By accepting the RSUs, the Participant agrees that (i) the Participant is making an investment decision, (ii) shares of Common Stock will be issued to the Participant only if the vesting conditions are met and any necessary services are rendered by the Participant over the vesting period, and (iii) the value of the underlying shares of Common Stock is not fixed and may increase or decrease over the vesting and holding periods without compensation to the Participant.
CANADA
Settlement. The following provision supplements Section 4 of the Agreement:
Notwithstanding any discretion contained in Section 7 of the Plan to the contrary, the RSUs shall be settled in shares of Common Stock only.
Termination of Employment. The following provision replaces Section 20(i) of the Agreement:
(i) in the event of a termination of the Participant’s Employment or service relationship (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), unless otherwise provided in this Agreement or determined by the Company, the Participant’s right to vest in the RSUs under the Plan will terminate effective as of the earlier of (a) the date upon which the Participant ceases to provide services, or (b) the date upon which the Participant receives a notice of termination, and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the RSU grant (including whether the Participant may still be considered to be providing services while on a leave of absence);
Securities Law Information. The Participant may not be permitted to sell or otherwise dispose of the shares of Common Stock acquired upon vesting of the RSUs within Canada. The Participant may only be permitted to sell or dispose of any shares of Common Stock acquired under the Plan if such sale or disposal takes place outside Canada on the facilities on which such shares of Common Stock are traded (i.e., on the NASDAQ).
CHILE
Securities Law Information. The offer of RSUs constitutes a private offering of securities in Chile effective as of the Grant Date. This offer of RSUs is made subject to general ruling N° 336 of the Chilean Superintendence of Securities and Insurance (“SVS”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the SVS, and, therefore, such securities are not subject to oversight of the SVS. Given that the RSUs are not registered in Chile, the Company is not required to provide public information about the RSUs or the shares of Common Stock in Chile. Unless the RSUs and/or the shares of Common Stock are registered with the SVS, a public offering of such securities cannot be made in Chile.
Esta oferta de Unidades de Acciones Restringidas (“RSU”) constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Oferta. Esta oferta de RSU se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Superintendencia de Valores y Seguros de Chile (“SVS”).  Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la SVS, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse los RSU de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de los RSU o sus acciones. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.
COLOMBIA
Nature of Grant. This provision supplements Section 20 of the Agreement:
The Participant acknowledges that, pursuant to Article 128 of the Colombian Labor Code, the RSUs and related benefits do not constitute a component of the Participant’s “salary” for any legal purpose. Therefore, the RSUs and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.
Securities Law Information. The shares of Common Stock are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and, therefore, the shares of Common Stock may not be offered to the public in Colombia.

Nothing in this document should be construed as the making of a public offer of securities in Colombia.
COSTA RICA
There are no country-specific provisions.

CYPRUS
There are no country-specific provisions.
ECUADOR
There are no country-specific provisions.
FRANCE
Language Consent.  By accepting the RSUs, the Participant confirms having read and understood this Appendix, the Agreement and the Plan, including all terms and conditions included therein, which were provided in the English language.  The Participant accepts the terms of these documents accordingly.
En acceptant l’attribution, le Participant confirme avoir lu et compris cette Annexe, le Contrat et le Plan, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause..
GERMANY
There are no country-specific provisions.
GREECE
There are no country specific provisions.
HONG KONG
Form of Settlement. Notwithstanding any discretion contained in the Plan or anything to the contrary in the Agreement, the RSUs are only payable in shares of Common Stock.
Sale Restriction. Shares of Common Stock received at vesting are accepted as a personal investment. In the event that the RSUs vest and shares of Common Stock are issued to the Participant (or the Participant’s heirs) within six months of the Grant Date, the Participant (or the Participant’s heirs) agree that the shares of Common Stock will not be offered to the public or otherwise disposed of prior to the six-month anniversary of the Grant Date.

Securities Law Information.  WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant should exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of this document, he or she should obtain independent professional advice. Neither the grant of the RSUs nor the issuance of shares of Common Stock upon vesting of the RSUs constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its Subsidiaries and Affiliates.  The Agreement, including this Appendix, the Plan and other incidental communication materials distributed in connection with the RSUs (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, and (ii) are intended only for the personal use of each eligible employee of the Company or its Subsidiaries and Affiliates and may not be distributed to any other person.
ICELAND
Form of Settlement. Notwithstanding Sections 1 and 4 of the Agreement, due to regulatory requirements in Iceland, the grant of the RSUs does not provide any right for the Participant to receive shares of Common Stock upon settlement of the RSUs and settlement of any RSUs granted hereunder will be made in the form of a cash payment payable through local payroll.
The Company reserves the right to provide the Participant with alternative methods of settlement depending on the development of local law.
INDIA
There are no country-specific provisions.
ISRAEL
Securities Law Information. The grant of the RSUs does not constitute a public offering under the Securities Law, 1968.
ITALY
Data Privacy. This provision replaces Section 12 of the Agreement in its entirety:
The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of managing and administering the Plan.
The Participant also understands that providing the Company with the Participant’s Data is necessary for the performance of the Plan and that the Participant’s denial to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan. The Controller of personal data processing is Sabre Corporation, with registered offices at 3150 Sabre Drive, Southlake, Texas 76092, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Sabre Italia S.r.l. with registered offices at Via Carlo Veneziani 56 cap, Rome, Italy. The Participant understands that the Participant’s Data will not be publicized, but it may be transferred to Morgan Stanley Smith Barney, banks, other financial institutions or brokers and/or their agents involved in the management and administration of the Plan. The Participant further understands that the Company and/or any Subsidiary or Affiliate will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and that the Company and/or any Subsidiary or Affiliate may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to Morgan Stanley Smith Barney or another third party with whom the Participant may elect to deposit any shares acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that these recipients may be located in the European Economic Area, or elsewhere, such as the United States. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete the Participant’s Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.
The Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable Italian data privacy laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of the Participant’s Data abroad, including outside the European Economic Area, as herein specified and pursuant to applicable Italian data privacy laws and regulations, does not require the Participant’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. The Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, the Participant has the right to, including but not limited to, access, delete, update, ask for rectification of the Participant’s Data and stop, for legitimate reason, the Data processing. Furthermore, the Participant is aware that the Participant’s Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting the Participant’s human resources department.
Plan Document Acknowledgement. In accepting the RSUs, the Participant acknowledges that he or she has received a copy of the Plan and this Agreement and has reviewed the Plan and this Agreement, in their entirety and fully understands and accepts all provisions of the Plan and this Agreement.

The Participant further acknowledges that he or she has read and specifically and expressly approves the following sections of the Agreement: Sections 3, 4, 5, 8, 14, 8, 19, 20, and 24; and the Data Privacy section included in this Appendix.
JAPAN
There are no country-specific provisions.
KAZAKHSTAN
Securities Law Information. This offer is addressed only to certain eligible employees in the form of the shares of Common Stock to be issued by the Company. Neither the Plan nor the Agreement has been approved, nor do they need to be approved, by the National Bank of Kazakhstan. This offer is intended only for the original recipient and is not for general circulation in the Republic of Kazakhstan.
MEXICO
Plan Document Acknowledgement
By accepting the RSUs, the Participant acknowledges that he or she has received a copy of the Plan and the Agreement, including this Appendix, which the Participant has reviewed. The Participant acknowledges further that he or she accepts all the provisions of the Plan and the Agreement, including this Appendix. The Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 20 (“Nature of Grant”) in the Agreement, which clearly provides as follows:
(1)    The Participant’s participation in the Plan does not constitute an acquired right;

(2)	The Plan and the Participant’s participation in it are offered by the Company on a wholly discretionary basis;
(3)    The Participant’s participation in the Plan is voluntary; and

(4)	The Company and its Subsidiaries and Affiliates are not responsible for any decrease in the value of any shares of Common Stock acquired at vesting and settlement of the RSUs.
Labor Law Policy and Acknowledgment
By accepting the RSUs, the Participant expressly recognizes that the Company, with registered offices at 3150 Sabre Drive, Southlake, Texas 76092, U.S.A., is solely responsible for the administration of the Plan and that the Participant’s participation in the Plan and acquisition of shares of Common Stock do not constitute an employment relationship between the Participant and the Company because the Participant is participating in the Plan on a wholly commercial basis and his or her sole employer is Sabre Sociedad Tecnologica S.A. de C.V. (“Sabre Mexico”), located at Boulevard Manuel Avila Camacho #40 Piso10, Colonia Lomas de Chapultepec, Districto Federal, C.P., Mexico. Based on the foregoing, the Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between the Participant and Sabre Mexico, and do not form part of the employment conditions and/or benefits provided by Sabre Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s Employment.
The Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue the Participant’s participation at any time without any liability to the Participant.
Finally, the Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Participant therefore grants a full and broad release to the Company, and its Subsidiaries, branches, representative offices, shareholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise.
Reconocimiento del Documento del Plan
Al aceptar las Unidades de Acciones Restringidas (RSUs, por sus siglas en inglés), el Participante reconoce que ha recibido una copia del Plan y del Acuerdo, con inclusión de este Apéndice, lo cual el Participante ha revisado. El Participante reconoce, además, que acepta todas las disposiciones del Plan y del Acuerdo, incluyendo este Apéndice. El Participante también reconoce que ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 20 (“Naturaleza de la Subvención”) del Acuerdo, que claramente dispone lo siguiente:

(1)	La participación del Participante en el Plan no constituye un derecho adquirido;

(2)	El Plan y la participación del Participante en el Plan se ofrecen por la Compañía en su discrecionalidad total;
(3)    Que la participación del Participante en el Plan es voluntaria; y

(4)	La Compañía y sus Filiales y Afiliadas no son responsables de ninguna disminución en el valor de las acciones adquiridas al conferir las RSUs.
Política Laboral y Reconocimiento
Al aceptar las RSUs, el Participante expresamente reconoce que la Compañía, con sus oficinas registradas y ubicadas en 3150 Sabre Drive, Southlake, Texas 76092, EE.UU., es la única responsable por la administración del Plan y que la participación del Participante en el Plan y en su caso la adquisición de acciones no constituyen una relación de trabajo entre el Participante y la Compañía, ya que el Participante participa en el Plan en un marco totalmente comercial y su único patrón es Sabre Sociedad Tecnologica S.A. de C.V. (“Sabre Mexico”),

ubicado en Boulevard Manuel Avila Camacho #40 Piso10, Colonia Lomas de Chapultepec, Districto Federal, C.P., Mexico. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el patrón, Sabre Mexico, y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Sabre Mexico, y que cualquier modificación al Plan o su terminación no constituye un cambio o desmejora de los términos y condiciones de la relación de trabajo del Participante.
Asimismo, el Participante reconoce que su participación en el Plan se ha resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna frente el Participante.
Finalmente, el Participante por este medio declara que no se reserva ninguna derecho o acción en contra de la Compañía por cualquier compensación o daños y perjuicios en relación de las disposiciones del Plan o de los beneficios derivados del Plan, y por lo tanto, el Participante otorga el más amplio finiquito que en derecho proceda a la Compañía, y sus filiales, oficinas de representación, accionistas, directores, autoridades, empleados, agentes, o representantes legales en relación con cualquier demanda que pudiera surgir.
NETHERLANDS
There are no country-specific provisions.
NEW ZEALAND
There are no country-specific provisions.
PANAMA
Securities Law Information. The RSUs granted pursuant to the Plan and the shares of Common Stock which may be issued upon vesting and settlement of the RSUs are offered in a private transaction. This is not an offer to the public.
PERU
Labor Law Acknowledgement. The following provision supplements Section 20 of the Agreement:
By accepting the RSUs, the Participant acknowledges, understands and agrees that the RSUs are being granted ex gratia to the Employee with the purpose of rewarding him or her.
Securities Law Information. The offer of the RSUs is considered a private offering in Peru and is therefore not subject to registration in Peru. For more information concerning this offer, please refer to the Plan, the Agreement and any other grant documents made available by the Company. For more information regarding the Company, please refer to the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q available at WWW.SEC.GOV.

POLAND
There are no country-specific provisions.
PUERTO RICO
There are no country-specific provisions.
RUSSIA
Sale Restriction. The Participant agrees that the Company is authorized, at its discretion, to instruct its designated U.S. broker to assist with the sale of the Participant’s shares of Common Stock issued upon the vesting of the RSUs (on the Participant’s behalf pursuant to this authorization) should the Company determine that such sale is necessary or advisable under local law. The Participant expressly authorizes the Company’s designated U.S. broker to complete the sale of such shares of Common Stock and acknowledges that the Company’s designated U.S. broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Upon the sale of the shares of Common Stock, the Company agrees to pay the Participant the cash proceeds from the sale of the shares of Common Stock, less any brokerage fees, commissions or Tax-Related Items. The Participant must repatriate cash proceeds to his or her bank account in Russia when the proceeds are released to him or her. The Participant may subsequently remit such proceeds to a foreign bank account.
U.S. Transaction. The Participant understands that his or her acceptance of the grant of RSUs results in a contract between the Participant and the Company completed in the United States and that the Agreement is governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.
Data Privacy. The following provision supplements Section 12 of the Agreement and to the extent inconsistent, the below language for Russia supersedes Section 12 of the Agreement:
The Participant understands and agrees that the Company may require the Participant to complete and return a Consent to Processing of Personal Data form (the “Consent”) to the Company. If a Consent is required by the Company but the Participant fails to provide such Consent to the Company, the Participant understands and agrees that the Company will not be able to administer or maintain the RSUs or any other awards. Therefore, the Participant understands that refusing to complete any required Consent or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on any required Consent or withdrawal of consent, the Participant understands he or she may contact the U.S. human resources representative.
Securities Law Information. The Employer is not in any way involved in the offer of RSUs or administration of the Plan. These materials do not constitute advertising or an offering of securities in Russia, nor do they constitute placement of the shares of Common Stock in Russia. Any shares of Common Stock issued pursuant to the RSUs shall be delivered to the Participant through a brokerage account in the U.S. The Participant may hold shares of Common Stock in the Participant’s brokerage account in the US; however, in no event will shares of Common Stock issued to the Participant and/or share certificates or other instruments be delivered to the Participant in Russia. The issuance of shares of Common Stock pursuant to the RSUs described herein has not and will not be registered in Russia and hence, the shares of Common Stock described herein may not be admitted or used for offering, placement or public circulation in Russia. Accordingly, the Participant is not permitted to make any public advertising or announcements regarding the RSUs or shares of Common Stock in Russia, or promote these shares of Common Stock to other Russian legal entities or individuals, and the Participant is not permitted to sell or otherwise dispose of shares of Common Stock directly to other Russian legal entities or individuals. The Participant is permitted to sell shares of Common Stock only on the NASDAQ and only through a U.S. broker.
SINGAPORE
Restrictions on Sale and Transferability. The Participant hereby agrees that any shares of Common Stock acquired pursuant to the RSUs will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemption under Part XIII Division I Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”).
Securities Law Information.  The grant of the RSUs is being made in reliance on section 273(1)(f) of the SFA, on which basis it is exempt from the prospectus and registration requirements under the SFA, and is not made to the Participant with a view to the RSUs or underlying shares of Common Stock being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
SOUTH AFRICA
Responsibility for Taxes. The following provision supplements Section 8 of the Agreement:
By accepting the RSUs, the Participant agrees to immediately notify the Employer of the amount of any gain realized upon vesting of the RSUs. If the Participant fails to advise the Employer of the gain realized upon vesting of the RSUs, then he or she may be liable for a fine. The Participant will be responsible for paying the difference between the actual Tax-Related Items liability and the amount withheld.
SPAIN
Nature of Grant.  The following section supplements Section 20 of the Agreement:
In accepting the grant of the RSUs, the Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.
The Participant understands that the Company, in its sole discretion, has unilaterally and gratuitously decided to grant the RSUs under the Plan to individuals who may be employees of the Company or a Subsidiary or Affiliate throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Subsidiary or Affiliate over and above the specific terms provided in the Plan and Agreement. Consequently, the Participant understands that the RSUs are granted on the assumption and condition that the RSUs and the shares of Common Stock issued upon settlement shall not become a part of any employment contract (either with the Company or any Subsidiary of Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.
Further, the Participant understands and agrees that, unless otherwise expressly provided for by the Company or set forth in the Agreement, the RSUs will be cancelled without entitlement to any shares of Common Stock if the Participant ceases to be a Participant for any reason, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Company, in its sole discretion, shall determine the date when the Participant’s status as a Participant has terminated for purposes of the RSUs.
In addition, the Participant understands that this grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the RSUs shall be null and void.
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory with respect to the RSUs. No public offering prospectus has been, nor will it be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission) (“CNMV”). Neither the Plan nor the Agreement constitute a public offering prospectus and they have not been, nor will they be, registered with the CNMV.
SWEDEN
There are no country-specific provisions.
THAILAND
There are no country-specific provisions.
UNITED ARAB EMIRATES
Securities Law Information. The Agreement and the Plan and other incidental communication materials concerning the RSUs are intended for distribution only to employees of the Company or its Subsidiaries or Affiliates.  The Dubai Technology and Media Free Zone Authority,

Emirates Securities and Commodities Authority and/or the Central Bank has no responsibility for reviewing or verifying any documents in connection with the RSUs.  Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved these communications nor taken steps to verify the information set out in them, and have no responsibility for them.
Further, the shares of Common Stock underlying the RSUs may be illiquid and/or subject to restrictions on their resale.  The Participant should conduct his or her own due diligence on the RSUs and the shares of Common Stock.  If the Participant is in any doubt about any of the contents of the grant or other incidental documents, the Participant should obtain independent professional advice.
UNITED KINGDOM
Taxes. This provision supplements Section 8 of the Agreement:
If payment or withholding of any income tax due is not made within 90 days of the end of the U.K. tax year giving rise to the income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the Participant agrees that the amount of any uncollected income tax shall (assuming the Participant is not a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act)), constitute a loan owed by the Participant to the Employer, effective on the Due Date. The Participant agrees that the loan will bear interest at the then-current HM Revenue & Customs (“HMRC”) Official Rate and it will be immediately due and repayable, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in this Section 8. If the Participant is a director or executive officer and income tax is not collected from or paid by him or her by the Due Date, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. The Participant will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Employer for the value of any employee NICs due on this additional benefit, which the Company and/or the Employer may recover at any time thereafter by any of the means referred to in this Section 8.
URUGUAY
There are no country-specific provisions.
VENEZUELA
Investment Representation.  As a condition of the grant of the RSUs, the Participant acknowledges and agrees that any shares of Common Stock the Participant may acquire upon vesting and settlement of the RSUs are acquired as, and intended to be, an investment rather than for the resale of the shares of Common Stock and conversion of the shares of Common Stock into foreign currency.

Securities Law Information. The Participant has met the eligibility requirements set forth in the Plan. The offer of the RSUs and the shares of Common Stock that may be issued under the Plan is personal, private, exclusive and non-transferable and is not subject to Venezuelan government securities regulation.